MDU RESOURCES GROUP, INC. 7,500,000 Shares of Common Stock EQUITY DISTRIBUTION AGREEMENT Dated: May 20, 2013

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EXHIBITS

Exhibit A	Form of Placement Notice
Exhibit B	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	Compensation
Exhibit D-1	Form of Opinion of Internal Company Counsel
Exhibit D-2	Form of Opinion of External Company Counsel
Exhibit E	Officer’s Certificate
Exhibit F	Permitted Free Writing Prospectuses
Exhibit G	Subsidiaries of the Company

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MDU Resources Group, Inc.
7,500,000 Shares of Common Stock
EQUITY DISTRIBUTION AGREEMENT
May 20, 2013
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:
MDU Resources Group, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), as follows:
SECTION 1.    Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Wells Fargo Securities, acting as agent and/or principal, up to 7,500,000 shares (the “Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Wells Fargo Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wells Fargo Securities will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-174326), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wells Fargo Securities, for use by Wells Fargo Securities, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement”. The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
SECTION 2.    Placements.
Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify Wells Fargo Securities by email notice (or other method mutually agreed to in writing by the parties hereto) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to each of the individuals from Wells Fargo Securities set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time. If Wells Fargo Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Wells Fargo Securities will, prior to 4:30 p.m. (New York City time) on the Trading Day (as defined in Section 3) following the Trading Day on which such Placement Notice is delivered to Wells Fargo Securities, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B attached hereto setting forth the terms that Wells Fargo Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Wells Fargo Securities until the Company delivers to Wells Fargo Securities an acceptance by email (or other method mutually agreed to in writing by the parties hereto) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B attached hereto. The Placement

Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Wells Fargo Securities’ acceptance of the terms of the Placement Notice or upon receipt by Wells Fargo Securities of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this Section 2, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9(m) or Section 12 or (v) either party hereto shall have suspended the sale of the Placement Securities in accordance with Section 4. The amount of any discount, commission or other compensation to be paid by the Company to Wells Fargo Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth on Exhibit C attached hereto. It is expressly acknowledged and agreed that neither the Company nor Wells Fargo Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Wells Fargo Securities and either (i) Wells Fargo Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
SECTION 3.    Sale of Placement Securities by Wells Fargo Securities.
Subject to the provisions of Section 6(a), Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wells Fargo Securities will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which Wells Fargo Securities has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Wells Fargo Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by Wells Fargo Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “Stock Exchange”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may also sell Placement Securities by any other method permitted by law, including, without limitation, in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
SECTION 4.    Suspension of Sales.
The Company or Wells Fargo Securities may, upon notice to the other party hereto in writing (including by email correspondence to each of the individuals of the other party hereto set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party hereto set forth on Exhibit B attached hereto), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair the obligations of either party hereto with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties hereto agrees that no such notice under this Section 4 shall be effective against the other party hereto unless it is made to one of the individuals named on Exhibit B attached hereto.
SECTION 5.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to Wells Fargo Securities as of the date hereof, as of each Representation Date (as defined in Section 7(o)) on which a certificate is required to be delivered pursuant to Section 7(o), as of the time of each sale of any Securities pursuant to this Agreement (each, an “Applicable Time”) and as of each Settlement Date (as defined in Section 6(b)), and agrees with Wells Fargo Securities, as follows:
(1)    Compliance with Registration Requirements. The offer and sale of the Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (including the documents incorporated by reference therein, a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time) on the date of determination of the public sales price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 19), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times that each of the Registration Statement, any Rule 462(b) Registration Statement and any amendments (including any post-effective amendments) thereto became or becomes effective and that any Annual Report on Form 10-K of the Company is filed with the Commission, the Company met or will meet the eligibility requirements for use of a registration statement on Form S-3. The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use therein.
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Wells Fargo Securities (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F attached hereto, in each case in the form furnished (electronically or otherwise) to Wells Fargo Securities for use in connection with the offering of the Securities (each, an “Issuer Free Writing Prospectus”), as of its issue date and (except to the extent such Issuer Free Writing Prospectus has been superseded or modified by a subsequent Issuer Free Writing Prospectus) as of each Applicable Time and Settlement Date, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or (B) when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use therein.
At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer”, as defined in Rule 405 under the Securities Act. Without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 under the Securities Act for the use of a free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated hereby.
Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act. No such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 5(a)(1) in Rule 405 under the Securities Act) and initially became effective not earlier than the date that is three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement form.

(2)    Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including, without limitation, the legending requirement.
(3)    No Changes. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), and (ii) except for regular quarterly dividends on the Common Stock and the Company’s preferred stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of the Company’s Common Stock, preferred stock, preferred stock A, preference stock or other capital stock (“Capital Stock”), in each case except as set forth in or contemplated by the Prospectus.
(4)    Organizational Matters. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business and is in good standing in North Dakota and each other jurisdiction in which the failure to so qualify would result in a Material Adverse Change. Each Material Subsidiary (as defined below) has been duly organized and is validly existing as a corporation or limited liability company, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its respective jurisdiction of organization. “Material Subsidiary” means each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). As of the date of this Agreement, the only Material Subsidiaries are Centennial Energy Holdings Inc., Fidelity Exploration & Production Company, Knife River Corporation, KRC Holdings, Inc., MDU Construction Services Group, Inc., MDU Energy Capital, LLC, Prairie Cascade Energy Holdings, LLC, WBI Energy, Inc. and WBI Holdings, Inc. The only subsidiaries of the Company are the subsidiaries listed on Exhibit G attached hereto, and Exhibit G hereto accurately sets forth the type of entity and jurisdiction of organization of each such subsidiary.
(5)    Authorization; Enforceability. The Company has the corporate power and authority to execute and deliver, and to perform the terms and provisions of, this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company. The Company has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.
(6)    Capitalization. The Company has an authorized capitalization as set forth or incorporated by reference in the Prospectus, and all of the outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Capital Stock was issued in violation of preemptive or other similar rights of any security holder of the Company. All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All shares of capital stock or other equity interests of each Material Subsidiary (other than any directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, security interest, mortgage, pledge, claim, equity or defect in title (“Lien”), except as described in the Registration Statement and the Prospectus. The Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all preemptive or similar rights, Liens and charges, of any nature whatsoever, other than any of the foregoing created by Wells Fargo Securities. No holder of the Securities is or will be subject to personal liability by reason of being such a holder. The Capital Stock, including the Securities, conforms to the description contained in the Registration Statement. Except as set forth in the Registration Statement or the Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans or issuances of Common Stock pursuant to purchase price adjustments in connection with acquisitions, and except for any such agreement as to which the Company shall have provided Wells Fargo Securities with written notice) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. There are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to the Company’s charter or bylaws. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock. No person or entity has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of Capital Stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the

Securities hereunder. Any certificates used by the Company to evidence the Capital Stock are in valid and sufficient form.
(7)    No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the issuance and sale of the Securities) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the imposition of a Lien upon any property or assets used in the conduct of the business of the Company or any Material Subsidiary pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party, by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject (“Company Documents”), (ii) result in any violation of the provisions of the charter or bylaws of the Company or the organizational documents of any Material Subsidiary or (iii) result in any violation of any order, statute, rule or regulation of any federal, state, local, foreign or other court, government, governmental agency, authority, board, body, bureau, commission, department or instrumentality or self-regulatory organization (whether domestic or foreign) (“Governmental Entity”) having jurisdiction over the Company or any Material Subsidiary or any of their respective properties (except in each case for conflicts, breaches, violations, defaults or Liens pursuant to clause (i) above or clause (iii) above that would not result in a Material Adverse Change). No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity is required for the performance by the Company of its obligations under this Agreement, except (A) such as have been, or will have been prior to the applicable Settlement Date, obtained under the Securities Act, (B) for existing authorizations of the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming (collectively, the “Utility Regulatory Agencies”) dated October 11, 2012 (as amended by the Errata Notice dated May 15, 2013), September 21, 2012 and October 19, 2012, respectively (which authorizations are, to the best knowledge of the Company, not the subject of any pending or threatened application for rehearing or petition for modification), and future authorizations of the Utility Regulatory Agencies, which will be obtained as required, to permit the issuance and sale of the Securities hereunder and (C) for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, filing, registration or qualification would not result in a Material Adverse Change.
(8)    Legal Proceedings. Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, to the best of the Company’s knowledge, no such proceedings are threatened by any Governmental Entity or others.

(9)    Sale of Securities. Immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock that shall be authorized by the Utility Regulatory Agencies from time to time. In this regard, the Company acknowledges and agrees that Wells Fargo Securities shall have no responsibility for maintaining records with respect to the aggregate amount of Securities sold, or of otherwise monitoring the availability of Common Stock for sale, under the applicable Utility Regulatory Agency authorizations.
(10)    Permits. Other than as set forth in the Registration Statement or the Prospectus, (i) each of the Company and the Material Subsidiaries has such permits, licenses, franchises and authorizations of the appropriate Governmental Entities (“Permits”) as are necessary to own its respective properties and to conduct its respective business in the manner described in the Prospectus, except where the failure to obtain such Permits would not reasonably be expected to result in a Material Adverse Change, (ii) to the best knowledge of the Company after due inquiry, each of the Company and the Material Subsidiaries is in compliance with all terms and conditions of any such Permits, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Change, and (iii) no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material Permits or would result in any other material impairment of the rights of the holder of any such material Permits.
(11)    Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(12)    Financial Condition; No Adverse Changes. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end adjustments, except as disclosed therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.
(13)    Accounting Controls and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees. The Company’s internal control over financial reporting was effective as of December 31, 2012, and the Company is not aware of any material weaknesses therein. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that were effective as of December 31, 2012.
(14)    Independent Accountants. The accountants who have audited the financial statements of the Company that are incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).
(15)    Use of Proceeds. The Company will use the net proceeds from the offering of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
(16)    Environmental Matters. Other than as set forth in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries are in compliance in all material respects with all applicable state and federal environmental laws, except for instances of non-compliance that, individually or in the aggregate, would not result in a Material Adverse Change, and (ii) no event or condition has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company and its subsidiaries with any environmental law or that is reasonably likely to give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would result in a Material Adverse Change.
(17)    Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.
(18)    Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Wells Fargo Securities or to counsel for Wells Fargo Securities pursuant hereto shall be deemed a representation and warranty by the Company to Wells Fargo Securities as to the matters covered thereby on the date of such certificate.

(19)    Finder’s Fees. The Company has not incurred (directly or indirectly) and will not incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.
(20)    Stock Exchange. The outstanding shares of Common Stock and the Placement Securities to be issued and sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the Stock Exchange and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Securities under the Exchange Act or delisting any such securities from the Stock Exchange, nor has the Company received any notification that the Commission or the Stock Exchange is contemplating terminating such registration or listing.
(21)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which any of them is required to comply, including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 of the Sarbanes-Oxley Act related to certifications.
(22)    Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Wells Fargo Securities as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Wells Fargo Securities.
(23)    Actively Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act.
(24)    Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
(25)    Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included or incorporated by reference in the Registration Statement or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, all such data included or incorporated by reference in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to Wells Fargo Securities.

(26)    Foreign Corrupt Practices Act. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons or entities of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.
(27)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(28)    OFAC. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person or entity acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC”). The Company will not directly or indirectly use any of the proceeds received by the Company from the issuance and sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by the OFAC.
(29)    Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Wells Fargo Securities, and the Company does not intend to use any of the proceeds from the issuance and sale of the Securities to repay any debt owed to Wells Fargo Securities or any affiliate thereof.

(30)    Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be issued and sold to Wells Fargo Securities hereunder.
(31)    Proprietary Trading by Wells Fargo Securities. The Company acknowledges and agrees that Wells Fargo Securities has informed the Company that Wells Fargo Securities may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in a Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sale shall take place while a Placement Notice (as amended by the corresponding Acceptance, if applicable) is in effect (except (i) as agreed by Wells Fargo Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Wells Fargo Securities may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
(b)    Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Wells Fargo Securities or to counsel for Wells Fargo Securities shall be deemed a representation and warranty by the Company to Wells Fargo Securities as to the matters covered thereby.
SECTION 6.    Sale and Delivery to Wells Fargo Securities; Settlement.
(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wells Fargo Securities’ acceptance of the terms of a Placement Notice or upon receipt by Wells Fargo Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Securities, (ii) Wells Fargo Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Wells Fargo Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). Unless otherwise agreed to by each of the parties hereto, the amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Wells Fargo Securities at which such Placement Securities were sold, after deduction for (i) Wells Fargo Securities’ discount, commission or other compensation for such sales payable by the Company pursuant to Section 2, (ii) any other amounts due and payable by the Company to Wells Fargo Securities hereunder pursuant to Section 8(a) and (iii) any transaction fees imposed by any Governmental Entity in respect of such sales.
(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wells Fargo Securities’ or its designee’s account (provided Wells Fargo Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wells Fargo Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company in writing prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10, the Company will (i) hold Wells Fargo Securities harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Wells Fargo Securities any discount, commission or other compensation to which Wells Fargo Securities would otherwise have been entitled absent such default.
(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as Wells Fargo Securities may request in writing at least one full Trading Day before each Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Wells Fargo Securities shall otherwise instruct.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate sales price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Wells Fargo Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Wells Fargo Securities in writing.

(f)    Blackout Period. Notwithstanding any other provision of this Agreement, the Company and Wells Fargo Securities agree that no sales of Placement Securities shall take place, the Company shall not request the sale of any Placement Securities that would be sold, and Wells Fargo Securities shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.
SECTION 7.    Covenants of the Company.
The Company covenants with Wells Fargo Securities as follows:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act): (i) the Company will notify Wells Fargo Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Wells Fargo Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Wells Fargo Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wells Fargo Securities (provided, however, that the failure of Wells Fargo Securities to make such request shall not relieve the Company of any obligation or liability hereunder or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities unless a copy thereof has been submitted to Wells Fargo Securities within a reasonable period of time before the filing and Wells Fargo Securities has not reasonably objected thereto (provided, however, that the failure of Wells Fargo Securities to make such objection shall not relieve the Company of any obligation or liability hereunder or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to Wells Fargo Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause the Prospectus and each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise Wells Fargo Securities, promptly after it receives notice or obtains knowledge thereof, of (i) the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, (iii) the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, (iv) the loss or suspension of any exemption from any such qualification, (v) the initiation or threatening of any proceedings for any of such purposes, (vi) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (vii) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Securities for offering or sale and any loss or suspension of any exemption from any such qualification and, if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to Wells Fargo Securities and its counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Wells Fargo Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any amendments or supplements thereto furnished to Wells Fargo Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wells Fargo Securities such number of copies of such amendment or supplement as Wells Fargo Securities may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the

Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with Wells Fargo Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wells Fargo Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Wells Fargo Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Stock Exchange.
(i)    Filings with the Stock Exchange. The Company will timely file with the Stock Exchange all material documents and notices required by the Stock Exchange of companies that have or will issue securities that are traded on the Stock Exchange.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. The Company will not, without (i) giving Wells Fargo Securities at least five Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) Wells Fargo Securities suspending activity under this Agreement for such period of time as requested by the Company or as deemed appropriate by Wells Fargo Securities in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or a post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or clause (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Common Stock to be offered and sold through Wells Fargo Securities pursuant to this Agreement, (x) Common Stock issuable pursuant to the Company’s dividend reinvestment and direct stock purchase plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof and (z) Common Stock issuable as consideration in connection with acquisitions of businesses, assets or securities of other persons or entities.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Wells Fargo Securities, promptly after it shall have received notice or obtained knowledge thereof or developed its intention to tender a Placement Notice or sell Placement Securities, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wells Fargo Securities pursuant to this Agreement.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Wells Fargo Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Wells Fargo Securities may reasonably request.
(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or on a current report on Form 8-K the number of Placement Securities sold through Wells Fargo Securities and the Net Proceeds to the Company with respect to such Placement Securities.
(o)    Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:
(1)    each time the Company:

(i)    files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
(ii)    files an annual report on Form 10-K under the Exchange Act;
(iii)    files a quarterly report on Form 10-Q under the Exchange Act; or
(iv)    files a report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act; and
(2)    at any other time reasonably requested by Wells Fargo Securities (each such date of filing of one or more of the documents referred to in Section 7(o)(1) and any time of request pursuant to this Section 7(o)(2) shall be a “Representation Date”), the Company shall furnish Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit E, as promptly as possible and in no event later than three Trading Days following any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date); provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Wells Fargo Securities with a certificate under this Section 7(o), then, before the Company delivers the Placement Notice or Wells Fargo Securities sells any Placement Securities, the Company shall provide Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)    Legal Opinion and Negative Assurance. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E (except in the case of a waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause to be furnished to Wells Fargo Securities written opinions and negative assurance letters of each of Paul K. Sandness, General Counsel and Secretary of the Company, and Cohen Tauber Spievack & Wagner P.C. (collectively, “Company Counsel”), or other counsel satisfactory to Wells Fargo Securities, in form and substance satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinions and negative assurances are required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that, in lieu of such opinions and negative assurance letters for subsequent Representation Dates, such counsel may furnish Wells Fargo Securities with letters (each, a “Reliance Letter”) to the effect that Wells Fargo Securities may rely on a prior opinion and negative assurance letter delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E (except in the case of a waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Wells Fargo Securities a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Wells Fargo Securities, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for or purchase the Securities to be issued and sold pursuant to this Agreement or pay anyone other than Wells Fargo Securities any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided, further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Securities pursuant to this Agreement.
(s)    Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
(t)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and each of the Company and its subsidiaries shall conduct its respective business, or cause its respective business to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Change.
(u)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company”, as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered to be an investment company.
(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Wells Fargo Securities in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Wells Fargo Securities in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Wells Fargo Securities as principal or agent hereunder.
(x)    Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.
(y)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Wells Fargo Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.
(z)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Wells Fargo Securities under the Securities Act or the Exchange Act in connection with the sale of the Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and the Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
(aa)    Certain Regulatory Authorizations. The Company will advise Wells Fargo Securities in writing, promptly after it receives notice or obtains knowledge thereof, of the issuance of any authorization of any Utility Regulatory Agency relating to the authority of the Company to issue and sell Common Stock in addition to the authorizations referred to in Section 5(a)(7) or any expirations thereof. Each time that the Company gives to Wells Fargo such written advice, the Company shall concurrently deliver to Wells Fargo and counsel to Wells Fargo (i) a copy of each such authorization and (ii) at any time selected by the Company on or following the delivery of such written advice (except that, when a Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, such time shall be concurrent with the time that the Company gives to Wells Fargo such written advice, and in any case delivery thereof shall be a condition to the delivery of a Placement Notice), a written opinion of each Company Counsel to the effect set forth in paragraph 8 of Exhibit D-1 and paragraph 9 of Exhibit D-2, modified to reflect each such authorization.
SECTION 8.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wells Fargo Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of any certificates for the Placement Securities to Wells Fargo Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wells Fargo Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e), including filing fees and the reasonable fees and disbursements of counsel for Wells Fargo Securities in connection therewith, and in connection with the preparation, printing and delivery to Wells Fargo Securities of a state securities law or “blue sky” survey and any Canadian “wrapper” and any supplements thereto, (vi) the printing and delivery to Wells Fargo Securities of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wells Fargo Securities to investors, (vii) the fees and expenses of any custodian, transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to Wells Fargo Securities in connection with, any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the Stock Exchange and (x) the reasonable documented fees, disbursements and expenses of counsel for Wells Fargo Securities (including in connection with any qualification of the Securities for offering and sale under state securities laws (as provided in Section 7(e) and Section 8(a)(v)) and in connection with the preparation, printing and delivery of any state securities law or “blue sky” survey (as provided in Section 8(a)(v))) in connection with this Agreement and the transactions contemplated hereby (whether prior to, on or after the date hereof), up to a maximum of $75,000 in the aggregate for all fees, disbursements and expenses incurred on or prior to the date hereof.

(b)    Termination of Agreement. If this Agreement is terminated by Wells Fargo Securities in accordance with the provisions of Section 9(m), Section 12(a)(i) or Section 12(a)(iii), the Company shall reimburse Wells Fargo Securities for all of Wells Fargo Securities’ out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo Securities.
SECTION 9.    Conditions of Wells Fargo Securities’ Obligations.
The obligations of Wells Fargo Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:
(a)    Effectiveness of Registration Statement; Filing Fees. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).
(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other Governmental Entity during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus and any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)), it will not include any materially untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. Wells Fargo Securities shall not have advised the Company that the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)) or any amendment or supplement thereto contains an untrue statement of fact that in Wells Fargo Securities’ opinion is material or omits to state a fact that in Wells Fargo Securities’ opinion is material and is required to be stated therein or is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    Material Changes. Except as referred to in or contemplated by the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, management, assets, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(e)    Opinion and Negative Assurance Letter of Counsel for Company. Wells Fargo Securities shall have received the favorable opinion and negative assurance letter of each Company Counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of each such opinion and negative assurance letter is required pursuant to Section 7(p).
(f)    Representation Certificate. Wells Fargo Securities shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(g)    Accountant’s Comfort Letter. Wells Fargo Securities shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).
(h)    Approval for Listing. The Placement Securities shall have been approved for listing on the Stock Exchange, subject only to notice of issuance.
(i)    No Suspension. Trading in the Securities shall not have been suspended on the Stock Exchange.
(j)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Wells Fargo Securities shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Securities hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(l)    Regulatory Authorizations. The authorizations of the Utility Regulatory Agencies shall be in full force and effect, shall be sufficient to authorize the issuance and sale of the Securities and shall, to the knowledge of the Company, not be the subject of any pending or threatened application for rehearing or petition for modification. In no event may the Company provide a Placement Notice to sell Securities to the extent that the sum of the Securities requested in such Placement Notice together with the aggregate number of all Securities issued pursuant to any and all prior Placement Notices would exceed the amount of Common Stock as shall then be authorized by the Utility Regulatory Agencies.
(m)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wells Fargo Securities by notice to the Company, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 8 and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 13, Section 14, Section 16, Section 17, Section 18 and Section 20 shall survive such termination and remain in full force and effect.
SECTION 10.    Indemnification; Contribution.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 10(d)) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Wells Fargo Securities), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Wells Fargo Securities expressly for use in the Registration Statement (or any amendment thereto) or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The liabilities of the Company in this Section 10(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.
(b)    Indemnification by Wells Fargo Securities. Wells Fargo Securities agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Wells Fargo Securities expressly for use therein. The liabilities of Wells Fargo Securities in this Section 10(b) are in addition to any other liabilities of Wells Fargo Securities under this Agreement or otherwise.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced or threatened against such indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability that such indemnifying party may have otherwise than on account of this indemnity agreement. Counsel to the indemnified party or indemnified parties shall be selected as follows: counsel to Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Wells Fargo Securities; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution. If the indemnification provided for in Section 10(a) or Section 10(b) is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Wells Fargo Securities on the other hand in connection with the statements or omissions.
The relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discounts, commissions and other compensation received by Wells Fargo Securities pursuant to this Agreement bear to the aggregate sales price of the Placement Securities pursuant to this Agreement.
The relative fault of the Company on the one hand and Wells Fargo Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Wells Fargo Securities and such parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and Wells Fargo Securities agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 10(e), Wells Fargo Securities shall not be required to contribute any amount in excess of the amount by which the total discounts, commissions and other compensation received by Wells Fargo Securities pursuant to this Agreement exceeds the amount of any damages that Wells Fargo Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 10(e), each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wells Fargo Securities, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
SECTION 11.    Representations, Warranties and Agreements to Survive Delivery.
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo Securities or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Wells Fargo Securities.
SECTION 12.    Termination of Agreement.
(a)    Termination; General. Wells Fargo Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, management, assets, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the Stock Exchange, (iv) if trading generally on the NYSE Amex Equities, the New York Stock Exchange or the Nasdaq Global Market has been suspended or limited, minimum or maximum prices for trading have been fixed or maximum ranges for prices have been required by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either federal or New York authorities.
(b)    Termination by the Company. The Company shall have the right, by giving three days notice as hereinafter specified (unless such notice is waived by Wells Fargo Securities), to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)    Termination by Wells Fargo Securities. Wells Fargo Securities shall have the right, by giving three days notice as hereinafter specified (unless such notice is waived by the Company), to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Wells Fargo Securities on the terms and subject to the conditions set forth herein aggregating the number of shares of Common Stock set forth in Section 1.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(m), Section 12(a), Section 12(b), Section 12(c) or Section 12(d) or otherwise by mutual agreement of the parties hereto.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 8 and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 13, Section 14, Section 16, Section 17, Section 18 and Section 20 shall survive such termination and remain in full force and effect.

(h)    Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party hereto against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party hereto from subsequently requiring compliance with the waived provision or requirement in other circumstances.
SECTION 13.    Notices.
Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, fax no. 212-214-8918, Attention of Equity Syndicate Department; notices to the Company shall be directed to it at MDU Resources Group, Inc., 1200 West Century Avenue, Bismarck, North Dakota 58506-5650, fax no. 701-530-1731, Attention of Doran N. Schwartz, Vice President and Chief Financial Officer.
SECTION 14.    Parties.
This Agreement shall inure to the benefit of and be binding upon Wells Fargo Securities, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than Wells Fargo Securities, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo Securities, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from Wells Fargo Securities shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Adjustments for Stock Splits.
The parties hereto acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
SECTION 16.    Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 17.    Effect of Headings.
The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 18.    Construction.
All references in this Agreement to financial statements and schedules and other information that is “contained”, “included”, “described”, “disclosed”, “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR. All references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Wells Fargo Securities outside of the United States.
SECTION 19.    Permitted Free Writing Prospectuses.
The Company represents, warrants and agrees that, unless it obtains the prior consent of Wells Fargo Securities, and Wells Fargo Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by Wells Fargo Securities or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus”. The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F attached hereto are Permitted Free Writing Prospectuses.
SECTION 20.    Absence of Fiduciary Relationship.
The Company acknowledges and agrees that:
(a)    Wells Fargo Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wells Fargo Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wells Fargo Securities has advised or is advising the Company on other matters, and Wells Fargo Securities has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public sales price of the Securities set forth in this Agreement was not established by Wells Fargo Securities;
(c)    the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    Wells Fargo Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate;
(e)    the Company is aware that Wells Fargo Securities and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company, and Wells Fargo Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(f)    the Company waives, to the fullest extent permitted by law, any claims it may have against Wells Fargo Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wells Fargo Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or employees or creditors of the Company.
{SIGNATURE PAGE FOLLOWS}

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Company in accordance with its terms.

Very truly yours,

MDU RESOURCES GROUP, INC.

By:	/s/ Doran N. Schwartz
Name: Doran N. Schwartz
Title: Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name: Gregory M. Ogborn
Title: Vice President

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:
Cc:
To:
Date:
Subject: Equity Distribution—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in that certain Equity Distribution Agreement between MDU Resources Group, Inc. (the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) dated May 20, 2013 (the “Agreement”), I hereby request on behalf of the Company that (i) Wells Fargo Securities sell up to __________ of the Company’s common stock, par value $1.00 per share, at a minimum market price of $____ per share, (ii) the time period during which such sales are requested to be made is {__________}{not limited} and (iii) the maximum number of such shares of common stock that may be sold in any one day is {__________}{not limited}. I hereby agree that the Company will pay Wells Fargo Securities, as compensation for such sales, 1.00% of the gross proceeds from the sales of such common stock sold pursuant to the terms of this Placement Notice.
The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Pursuant to resolutions of the Company's Board of Directors adopted on February 14, 2013, sales of such common stock are subject to the following restrictions: (i) sales of such common stock may not be made after February 28, 2016; (ii) sales of such common stock may not be made on more than 20 consecutive regular New York Stock Exchange trading days (each, a “Trading Day”); (iii) no more than 75,000 shares of such common stock may be issued and sold on any Trading Day; (iv) no sales of such common stock shall be made for the remainder of any Trading Day if the market price for such common stock on the New York Stock Exchange shall have declined to a price that is $1.00 or more below the closing price for the immediately preceding Trading Day; and (v) the price to be paid per share of such common stock on any Trading Day shall not be less than 90% of the average of the following six prices (each calculated monthly as of the close of the last Trading Day of the preceding calendar month with respect to the trading prices of such common stock on the New York Stock Exchange): (A) the last three-month closing high price; (B) the last three-month closing low price; (C) the last three-month average daily

A- 1

closing price; (D) the 52-week closing high price; (E) the 52-week closing low price; and (F) the most frequently traded closing price (mode) during the last three months. {THE COMPANY MAY REVISE OR DELETE THIS PARAGRAPH TO THE EXTENT THAT THESE RESTRICTIONS ARE AMENDED OR ELIMINATED BY FUTURE RESOLUTIONS OF THE COMPANY'S BOARD OF DIRECTORS}
{ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY WELLS FARGO SECURITIES AND/OR THE CAPACITY IN WHICH WELLS FARGO SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH)}

A- 2

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
Wells Fargo Securities, LLC
Craig Stampone
Tel: (704) 715-9370
Email: craig.stampone@wellsfargo.com

Greg Ogborn
Tel: (212) 214-6377
Email: gregory.ogborn@wellsfargo.com

Vincent Shen
Tel: (212) 214-6374
Email: vincent.shen@wellsfargo.com

AJ Basse
Tel: (704) 715-7755
Email: alexander.basse@wellsfargo.com

Jennifer Lynch
Tel: (212) 214-6122
Email: jennifer.r.lynch@wellsfargo.com

William O’Connell
Tel: (212) 214-6127
Email: william.oconnell@wellsfargo.com

Josie Callanan
Tel: (212) 214-6128
Email: josie.callanan@wellsfargo.com

Brian Reale
Tel: (212) 214-6126
Email: brian.reale@wellsfargo.com

MDU Resources Group, Inc.
Doran N. Schwartz
Vice President and Chief Financial Officer
Tel: (701) 530-1750
Email: doran.schwartz@mduresources.com

B-1

Douglass A. Mahowald
Treasurer and Assistant Secretary
Tel: (701) 530-1043
Email: doug.mahowald@mduresources.com

B-2

EXHIBIT C
COMPENSATION
Wells Fargo Securities shall be paid compensation equal to 1.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1
FORM OF OPINION OF INTERNAL COMPANY COUNSEL
(1)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.
(2)    Each Material Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power, as the case may be, to own and lease its properties and to conduct its businesses as described in the Prospectus. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests, as the case may be, of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Each Material Subsidiary is duly qualified as a foreign entity to transact business in each jurisdiction where, whether by reason of the ownership or leasing of property or the conducting of business, such Material Subsidiary is required to be qualified, except where the failure so to qualify would not result in a Material Adverse Change.
(3)    The Company is duly qualified as a foreign corporation to transact business and is in good standing in Montana, North Dakota, South Dakota, Wyoming, Minnesota, Iowa, Idaho and Nebraska and is not required, whether by reason of the ownership or leasing of property or the conduct of business, to be qualified in any other jurisdiction, except where the failure to so qualify would not result in a Material Adverse Change.
(4)    The outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.
(5)    To my knowledge, neither the Company nor any of the Material Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, in each case where such violation or default could reasonably be expected to result in a Material Adverse Change.
(6)    There are no rights that entitle or will entitle any person or entity to acquire any security of the Company upon the issuance of the Securities by the Company; and there is no holder of any security of the Company or any other person or entity who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to

D-1-1

them, or to permit them to underwrite the sale of, any security of the Company as a result of the issuance of the Securities by the Company.
(7)    The Company’s execution, delivery and performance of the Agreement, and the issuance and sale of the Securities, did not and do not (A) conflict with, violate, breach or result in a default under any existing obligation of the Company or any Material Subsidiary under any agreement, indenture, lease or other instrument to which the Company or a Material Subsidiary is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement or to any document incorporated by reference in the Prospectus, or any other material agreement, indenture, lease or other instrument known to me after reasonable inquiry, (B) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any state or federal court or governmental authority binding on the Company or (C) violate any applicable state or federal law, ordinance, or administrative or governmental rule or regulation.
(8)    No filing or registration with or authorization, approval or consent of any court or governmental authority or agency is required in connection with the authorization, execution or delivery of the Agreement or the transactions contemplated by the Agreement, except: (A) such as have been obtained under the Securities Act, (B) such as may be required under state securities or blue sky laws in connection with the sale of the Securities by Wells Fargo Securities (as to which I express no opinion), (C) the currently required authorizations of the Utility Regulatory Agencies referred to in Section 5(a)(7) of the Agreement, each of which has been obtained and, to my knowledge, remains in full force and effect and is not the subject of any pending or threatened application for rehearing or petition for modification, it being understood that any future authorizations of the Utility Regulatory Agencies referred to in Section 5(a)(7) of the Agreement shall be addressed in a subsequent written opinion delivered pursuant to Section 7(aa) of the Agreement, and (D) the Report of Securities Issued required by the authorization of the Federal Energy Regulatory Commission referred to in Section 5(a)(7) of the Agreement.
(9)    To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries or any of their property is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described.
(10)    To my knowledge, there are no contracts or other agreements, each of a material nature, required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.
Based on my examination of the Registration Statement, the Prospectus and certain enumerated filings made by the Company with the Commission under the Exchange Act, my investigations made in connection with the preparation of the Registration Statement and the Prospectus and my participation in the conferences referred to above, nothing has come to my attention that would lead me to believe that (i) the Registration Statement or any amendment

D-1-2

thereto (other than (A) the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, and (B) the Statement of Eligibility on Form T-1, or amendments thereto, as to which I express no opinion (collectively, the “Excepted Information”)), at the time it became effective and as of the date hereof, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto (except for the Excepted Information, upon which I make no statement), at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D-1-3

EXHIBIT D-2
FORM OF OPINION OF EXTERNAL COMPANY COUNSEL
(1)    The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.
(2)    The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company.
(3)    The Securities have been duly authorized for issuance and sale and, upon delivery to Wells Fargo Securities against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Securities is not subject to the preemptive rights of any securityholder of the Company.
(4)    The form of the certificate for the Securities conforms in all material respects to the requirements of the General Corporation Law of the State of Delaware.
(5)    The execution and delivery of the Agreement did not and the performance by the Company of its terms do not violate or result in a violation of the provisions of the restated certificate of incorporation or bylaws of the Company or any applicable New York or federal statute, rule or regulation.
(6)    The Securities conform in all material respects as to legal matters to the description thereof under the headings “Description of the Common Stock” in the Prospectus.
(7)    The Registration Statement was automatically effective upon filing with the Commission under the Securities Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or that any proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Securities Act.
(8)    The Registration Statement and any amendments thereto, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, each as of the date it was filed with the Commission, and the documents incorporated by reference in the Registration Statement and the Prospectus, on the respective dates they were filed with the Commission (other than (A) the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, and (B) the Statement of Eligibility on Form T-1, or amendments thereto, as to which we express no opinion (collectively, the “Excepted Information”), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
(9)    No filling or registration with or authorization, approval or consent of any court or governmental authority or agency is required in connection with the

D-2-1

authorization, execution or delivery of the Agreement or the transactions contemplated by the Agreement, except: (A) such as have been obtained under the Securities Act, (B) such as may be required under state securities or blue sky laws in connection with the sale of the Securities by Wells Fargo Securities (as to which we express no opinion), (C) the currently required authorizations of the Utility Regulatory Agencies referred to in Section 5(a)(7) of the Agreement, each of which has been obtained and, to our knowledge, remains in full force and effect and is not the subject of any pending or threatened application for rehearing or petition for modification, it being understood that any future authorizations of the Utility Regulatory Agencies referred to in Section 5(a)(7) of the Agreement shall be addressed in a subsequent written opinion delivered pursuant to Section 7(aa) of the Agreement, and (D) the Report of Securities Issued required by the authorization of the Federal Energy Regulatory Commission referred to in Section 5(a)(7) of the Agreement.
(10)    The Company is not an “investment company” under the Investment Company Act of 1940, as amended.
Based on our examination of the Registration Statement, the Prospectus and certain enumerated filings made by the Company with the Commission under the Exchange Act, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for the Excepted Information, upon which we make no statement), at the time it became effective and as of the date hereof, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto (except for the Excepted Information, upon which we make no statement), at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D-2-2

EXHIBIT E
OFFICER’S CERTIFICATE
The undersigned, {the}{a} duly qualified and elected {__________} of MDU Resources Group, Inc., a Delaware corporation (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated May 20, 2013 (the “Agreement”) between the Company and Wells Fargo Securities, LLC, that, to the knowledge of the undersigned:
(i)    the representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date; and
(ii)    the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions that may have been waived by Wells Fargo Securities, LLC).

E-1

EXHIBIT F
PERMITTED FREE WRITING PROSPECTUSES
None.

F-1

EXHIBIT G
SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
Alaska Basic Industries, Inc.	Alaska	Corporation
Ames Sand & Gravel, Inc.	North Dakota	Corporation
Anchorage Sand and Gravel Company, Inc.	Alaska	Corporation
Baldwin Contracting Company, Inc.	California	Corporation
BEH Electric Holdings, LLC	Nevada	Limited Liability Company
Bell Electrical Contractors, Inc.	Missouri	Corporation
Bitter Creek Pipelines, LLC	Colorado	Limited Liability Company
BMH Mechanical Holdings, LLC	Nevada	Limited Liability Company
Bombard Electric, LLC	Nevada	Limited Liability Company
Bombard Mechanical, LLC	Nevada	Limited Liability Company
Capital Electric Construction Company, Inc.	Kansas	Corporation
Capital Electric Line Builders, Inc.	Kansas	Corporation
Cascade Natural Gas Corporation	Washington	Corporation
Centennial Energy Holdings, Inc.	Delaware	Corporation
Centennial Energy Resources International, Inc.	Delaware	Corporation
Centennial Energy Resources LLC	Delaware	Limited Liability Company
Centennial Holdings Capital LLC	Delaware	Limited Liability Company
Central Oregon Redi-Mix, LLC	Oregon	Limited Liability Company
CGC Resources, Inc.	Washington	Corporation
Concrete, Inc.	California	Corporation

Name	Jurisdiction of Organization	Type of Entity
Connolly-Pacific Co.	California	Corporation
Continental Line Builders, Inc.	Delaware	Corporation
Coordinating and Planning Services, Inc.	Delaware	Corporation
D S S Company	California	Corporation
Desert Fire Holdings, Inc.	Nevada	Corporation
Desert Fire Protection	Nevada	Limited Partnership
Desert Fire Protection, Inc.	Nevada	Corporation
Desert Fire Protection, LLC	Nevada	Limited Liability Company
E.S.I., Inc.	Ohio	Corporation
Fairbanks Materials, Inc.	Alaska	Corporation
Fidelity Exploration & Production Company	Delaware	Corporation
Fidelity Oil Co.	Delaware	Corporation
Frebco, Inc.	Ohio	Corporation
FutureSource Capital Corp.	Delaware	Corporation
Granite City Ready Mix, Inc.	Minnesota	Corporation
Hamlin Electric Company	Colorado	Corporation
Harp Engineering, Inc.	Montana	Corporation
Hawaiian Cement	Hawaii	Partnership
ILB Hawaii, Inc.	Hawaii	Corporation
Independent Fire Fabricators, LLC	Nevada	Limited Liability Company
Intermountain Gas Company	Idaho	Corporation
International Line Builders, Inc.	Delaware	Corporation
InterSource Insurance Company	Vermont	Corporation
Jebro Incorporated	Iowa	Corporation
JTL Group, Inc.	Montana	Corporation
JTL Group, Inc.	Wyoming	Corporation
Kent’s Oil Service	California	Corporation
Knife River Corporation	Delaware	Corporation

Name	Jurisdiction of Organization	Type of Entity
Knife River Corporation – North Central	Minnesota	Corporation
Knife River Corporation – Northwest	Oregon	Corporation
Knife River Corporation – South	Texas	Corporation
Knife River Dakota, Inc.	Delaware	Corporation
Knife River Equipment, Inc.	Delaware	Corporation
Knife River Hawaii, Inc.	Delaware	Corporation
Knife River Marine, Inc.	Delaware	Corporation
Knife River Midwest, LLC	Delaware	Limited Liability Company
KRC Holdings, Inc.	Delaware	Corporation
LME&U Holdings, LLC	Nevada	Limited Liability Company
Lone Mountain Excavation & Utilities, LLC	Nevada	Limited Liability Company
Loy Clark Pipeline Co.	Oregon	Corporation
LTM, Incorporated	Oregon	Corporation
MDU Brasil Ltda.	Brazil	Limited Liability Company
MDU Construction Services Group, Inc.	Delaware	Corporation
MDU Energy Capital, LLC	Delaware	Limited Liability Company
MDU Industrial Services, Inc.	Delaware	Corporation
MDU Resources International LLC	Delaware	Limited Liability Company
MDU Resources Luxembourg I LLC S.a.r.l.	Luxembourg	Limited Liability Company
MDU Resources Luxembourg II LLC S.a.r.l.	Luxembourg	Limited Liability Company
Midland Technical Crafts, Inc.	Delaware	Corporation
Netricity LLC	Alaska	Limited Liability Company

Name	Jurisdiction of Organization	Type of Entity
Nevada Solar Solutions, LLC	Delaware	Limited Liability Company
Northstar Materials, Inc.	Minnesota	Corporation
Oregon Electric Construction, Inc.	Oregon	Corporation
Pouk & Steinle, Inc.	California	Corporation
Prairie Cascade Energy Holdings, LLC	Delaware	Limited Liability Company
Prairie Intermountain Energy Holdings, LLC	Delaware	Limited Liability Company
Prairielands Energy Marketing, Inc.	Delaware	Corporation
Prairielands Magnetics Limited	Scotland	Private Limited Company
Rocky Mountain Contractors, Inc.	Montana	Corporation
USI Industrial Services, Inc.	Delaware	Corporation
The Wagner Group, Inc.	Delaware	Corporation
Wagner Industrial Electric, Inc.	Delaware	Corporation
The Wagner-Smith Company	Ohio	Corporation
Wagner-Smith Equipment Co.	Delaware	Corporation
Wagner-Smith Pumps & Systems, Inc.	Ohio	Corporation
Warner Enterprises, Inc.	Nevada	Corporation
WBI Canadian Pipeline, Ltd.	Canada	Corporation
WBI Energy, Inc.	Delaware	Corporation
WBI Energy Midstream, LLC	Colorado	Limited Liability Company
WBI Energy Services, Inc.	Delaware	Corporation
WBI Energy Transmission, Inc.	Delaware	Corporation
WBI Holdings, Inc.	Delaware	Corporation
WHC, Ltd.	Hawaii	Corporation